Exhibit 32.2
SECTION 906 CERTIFICATION
     In connection with the Annual Report of enherent Corp. (the “Company”) on Form 10-K for the period ended June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, James Liggett, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, adopted as pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ James Liggett

James Liggett
Principal Financial Officer
August 12, 2005
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting, the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to enherent, Corp. and will be retained by enherent, Corp. and furnished to the Securities and Exchange Commission or its staff upon request.